Exhibit 10.23

KSTC-184-512-07-029

Kentucky Science and Technology Corporation (KSTC)

Grant Agreement No. KSTC-184-512-07-029

Kentucky Cabinet for Economic Development

Department of Commercialization and Innovation

Kentucky SBIR-STTR Matching Funds Program

PROJECT TITLE:	Cannabidiol for Transdermal Delivery
APPLICATION #:	KSTC-02-DCIS-029
CONTACT PERSON:	Audra Stinchcomb
GRANTEE ORGANIZATION:	AllTranz, Inc.
PERFORMANCE PERIOD:	1 Dec 2007-31 May 2009

GRANTOR CONTACTS

KSTC Technical Representative	KSTC Administrative Representative
Kenneth D. Ronald, Program Manager	John Wehrle, Chief Financial Officer
Kentucky Science and Technology Corporation	Kentucky Science and Technology Corporation
P.O. Box 1049	P.O. Box 1049
Lexington, KY 40588-1049	Lexington, KY 40588-1049
PH: 859-255-3613 ext. 252	PH: 859-233-3502 ext. 224
FX: 859-259-0986	FX: 859-259-0986
E-mail: kronald@kstc.com	E-mail: jwehrle@kstc.com

GRANTEE CONTACTS

Contact Person/Principal Investigator (PI)	Administrative Representative
Audra Stinchcomb	Jean Parlanti
Principal Investigator	Staff Associate
4080 Weber Way	900 S Limestone Street
Lexington, KY 40514	Lexington, KY 40536-0200
PH: 859-323-6192	PH: 859-257-2587
E-mail: astin2@email.ukv.edu	E-mail: jparlanti@alltranz.com

Total KSTC Grant Amount: Up to $ 100,000 Research

Focus Area: Human Health and Development

This GRANT AGREEMENT is made and entered into as of 21 November 2007, by and between the KENTUCKY SCIENCE and TECHNOLOGY CORPORATION, a Kentucky nonprofit corporation (“KSTC”), as administrator of the Kentucky CABINET FOR ECONOMIC DEVELOPMENT (“CABINET”), DEPARTMENT OF COMMERCIALIZATION AND INNOVATION (“DCI”) Kentucky SBIR/STTR Matching Funds Program through a Personal Service Contract with the CABINET, a governmental agency of the Commonwealth of Kentucky for and on behalf of the DCI, and AllTranz, Inc., (“Grantee”).

In consideration of the mutual terms, provisions and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.0                               TERM OF AGREEMENT.  The term of this Agreement shall be for a 18 month period effective 1 December 2007, and continuing until 31 May 2009, unless terminated at an earlier date pursuant to the terms and conditions of this Grant Agreement.

2.0                               STATEMENT OF WORK AND DELIVERABLES.  Grantee agrees to:

(a)                                 Statement of Work. Use best efforts to conduct technology and business development as outlined in the attached project timeline/Gantt chart (Exhibit A) and the approved proposal #KSTC-02-DCIS-029, which is incorporated into this Grant Agreement by reference, (which together constitute the “Project”).

(b)                                 Deliverables.

(i)                                     Reports.  Prepare and submit:

(1)                                 Quarterly Status Reports.  Summarize the status of Grantee’s technical and business efforts and financial progress. Use the Online Application and Reporting System to submit Quarterly Status Reports. The Quarterly Report format can be found on the Online Application System Website.  Quarterly Status Reports are required throughout the term of the Grant and are used, consistent with Program Guidelines, as prerequisites for scheduled payment of grant funds.    Quarterly Status Reports shall include a Disclosure of Inventions as set forth in Section 6.0(b) of this Agreement.  Quarterly Status Reports shall be submitted in accordance with the reporting schedule provided in Section 2.0 (b) (ii) below.

(2)                                 Final Report. A Final Report shall be submitted via the Online Application And Reporting System within 30 days of notification of award or denial of a Federal Phase II contract or at the completion of the Grantee’s work for the Matching Funds Program Project. Failure to file a Final Report will be an incident of Default pursuant to Section 8.1 of this Agreement. The Online Final Report shall include the following:

(a)                                 A summary of technical and business goals and achievements including a final financial report.

(b)                                 Date of Federal Phase II Grant and Contract amount (if granted) and Agency.

(c)                                  Explanation if Phase II was awarded but Grantee declined to accept the Grant.

(d)                                 Statement of whether the Grantee plans to continue the proposed research with its own or other resources if a Federal Phase II Grant was not awarded and whether the KY SBIR/STTR Phase I Matching Funds contributed to this decision.

(e)                                  Discussion of any material affects the Kentucky SBIR/STTR Phase I Matching Funds had on your company, including job creation and receipt of additional private or government funds.

(f)                                   List of patent applications that were filed or approved since the award of the KY SBIR-STTR Phase I Matching Funds Program Grant.

(g)                                  Disclosure of Inventions as set forth in Section 6.0(b) of this Agreement,

(h)                                 Any general comments or suggested changes for this program.

The Final Report technical section shall be submitted or uploaded in Microsoft Word format electronically.  The Final Report format can be found on the Online Application System Website.

(3)                                 Post Award Company Status Reports.  A report shall be submitted annually for five years after the final disbursement of Matching Grant Funds to certify the continuing Kentucky based status of your Company per section 4 (i)(2).  This report can be submitted electronically within 30 days of the anniversary of your final disbursement of funds.

(4)                                 Copies of Federal SBIR/STTR Phase I Final Report and Phase II Federal SBIR/STTR Application. A copy of the Federal SBIR/STTR Phase I Final Report and Phase II Federal SBIR/STTR Application must be submitted electronically via the Online Application and Reporting System to qualify for second disbursement of 25% of Grant award pursuant to Program Guidelines (Exhibit C, hereto incorporated by reference)

(ii)                                  Reporting Schedule:

The Grantee/Principal Investigator (“PI”) shall submit Quarterly Status Reports and the Final Report on the following schedule.

#	Report	Due Dates
1	Quarterly Status Report	1 Mar 08, 1 Jun 08, 1 Sep 08, 1 Dec 08, 1 Mar 09
2	Phase I Matching Funds Grant Final Report	31 May 09
3	Post Award Company Status Reports	Annual Submission, (for 60 months) on anniversary date of final disbursement of Matching Funds.

(c)                                  Full Compliance.  Fully comply with all of the terms, conditions and provisions of this Grant Agreement.

3.0                               GRANT FUNDING AND DETAILED BUDGET.

(a)                                 Funding Amount and Use.  Subject to the terms and conditions of this Agreement, KSTC hereby agrees to provide grant funds to Grantee for direct costs, consistent with the Program Guidelines (Exhibit C) an amount not to exceed $100,000 (One Hundred Thousand Dollars). All funds provided by KSTC shall be expended by Grantee: 1) in accordance with the budget as detailed in the above referenced SBIR proposal KSTC-02-DCIS-029 and all the terms and conditions of this Agreement and Program Guidelines (Exhibit C) and 2) in compliance with applicable law, including other statutory, regulatory, and contractual requirements as may be applicable to the receipt and expenditure of Commonwealth of Kentucky funds.  Equipment purchases are allowed under this Grant Agreement but are limited to $25,000 unless otherwise justified by the Applicant and approved by KSTC.

(b)                                 Disbursement of Funds.  Grantee shall use grant funds as directed by KSTC and in accordance with applicable law. KSTC shall disburse funds to Grantee in three installments. The first payment will be 50% of the Grant amount and will be paid upon of execution of the Grant Agreement and receipt of funds by KSTC from the Cabinet. The second installment will be 20% of the Grant amount and be disbursed upon submission of the Federal SBIR/STTR Phase I grant final report, and the Federal Phase II Application. The third installment will be 20% of the Grant amount and be disbursed after submission of a additional Quarterly Status Report after above payment requirements are met and verification of the final payment under the Federal Phase I contract. The final installment will be up to the remaining 10% of the Grant amount, which will be paid upon submission and acceptance of the Matching Funds Award Phase I Final Report.  The Grantee will provide KSTC the name and business account number of the bank to which it desires grant payment to be made by KSTC electronically.

(c)                                  Availability of Funds.  The Parties to this Agreement acknowledge that KSTC has entered into a Personal Service Contract with the Cabinet to administer the Kentucky SBIR/STTR Matching Funds Program.

KSTC has been approved to receive funding from the Cabinet to enable KSTC to fund the Grant to Grantee.  The Parties further acknowledge that under KSTC’s Personal Service Contract with the Cabinet both KSTC and the Cabinet have the unrestricted right to terminate their Personal Service Contract with or without cause upon thirty days written notice. The Parties agree that KSTC’s obligation to provide funding to Grantee is contingent and conditioned upon KSTC receiving funding for such purpose from the Cabinet.  The Parties further agree that KSTC shall have the unrestricted right to terminate this Agreement immediately and without notice in its sole and absolute discretion in the event the Cabinet terminates or reduces funding to KSTC or requires KSTC to repay unspent funds, or in the event that either KSTC or the Cabinet exercise their unrestricted right to terminate their Personal Service Contract with or without cause.  In such event the Parties agree that any remaining unexpended and uncommitted funds shall be returned to KSTC by the Grantee.

(d)                                 Binding Effect. This Agreement has been duly authorized, executed and delivered by Grantee. Simultaneously with its execution and delivery of this Agreement, Grantee shall deliver to KSTC copies, certified by an officer or other appropriate representative of Grantee, of the resolutions of the governing body of Grantee authorizing this Agreement, and the transactions described herein.

(e)                                  Retention of Records.The Grantee shall retain all financial records, supporting documents, statistical records, and all other records pertaining directly or indirectly to this Grant Agreement for a period of three (3) years after KSTC has accepted Grantee’s final report or as otherwise required by applicable law.

(f)                                   Financial Management System. Prior to receipt of grant funds, the Grantee shall have in place an overall financial management system sufficient to ensure effective control over and accountability for all funds received. Accounting records must be supported by source documentation such as time sheets and invoices. A financial status report will be included in the Status Report submitted each quarter.

4.0                               GENERAL TERMS, CONDITIONS AND REPRESENTATIONS.

(a)                                 KSTC Monitoring.  KSTC is responsible for the administration of the Kentucky SBIR/STTR Matching Funds Program and to monitor Grantee’s performance under this Grant.

(b)                                 Kentucky Based Company.  The Grantee has its principal office of operation in Kentucky and no less than fifty-one percent (51%) each of its property and payroll is located in Kentucky.  By signing this Agreement, the Grantee certifies that the Company is registered with and in “Good Standing” with the Kentucky Secretary of State, is current with the Kentucky Department of Revenue, and that the company qualifies as a Kentucky Based Company.

(c)                                  Property.  Property for the purposes of the Kentucky SBIR/STTR Matching Funds Program includes real property and other business and personal property that are subject to depreciation under the Federal Tax Code and any amendments thereto.

(d)                                 Payroll.  Payroll, for the purposes of the Kentucky SBIR/STTR Matching Funds Program, is the number of full-time employees working directly for the project, fifty-one percent (51%) or more of whom must be bona fide Kentucky residents; AND the gross payroll of the Grantee, fifty-one percent (51%) or more of which must be paid to bona fide Kentucky residents.

(e)                                  Principal Investigator.  The Grantee shall require the Principal Investigator to conduct and oversee the conduct of the work described in Section 29 and Appendix A of the Grant Application, to provide all reports required by Section 2.0 above and to perform all other duties required of the Grantee and PI by this Grant Agreement.

(f)                                   Termination or Resignation of Principal Investigator.  If the Grantee terminates the PI, or the PI gives Grantee notice of intent to resign from his/her position with Grantee, Grantee shall notify KSTC’s Technical Representative of such in writing within 7 (seven) days of notice or termination.  Within 15 (fifteen) days of such notification, Grantee shall notify the KSTC Technical Representative in writing of the alternate arrangements Grantee shall take to complete its obligation under this Grant Agreement.

(g)                                  Changes in Scope of Project.  Any material change in the scope of the Project, including PI and other identified investigators, is strictly subject to KSTC’s prior written approval.

(h)                                 Required Insurance Coverages.  Grantee shall maintain and upon request furnish evidence to KSTC of the insurance coverages required by law or as reasonably requested by KSTC, all in such amounts and with such carriers as are reasonable acceptable to KSTC.

(i)                                     Transfer to Other State.

(1)                                 The Kentucky SBIR/STTR Matching Grant funding under this Grant Agreement is intended for the Grantee to conduct Project related tasks as long as the Grantee maintains its Kentucky-based Company status and conducts no less than 51% of the Project work within the Commonwealth of Kentucky.  If the Grantee’s Kentucky based business status changes, a default will occur and immediate termination will result. All funds received prior to the date of the termination shall be repaid to KSTC.

(2)                                 The Grantee agrees to retain its Kentucky-based status, as defined in the Program Guidelines, for not less than sixty (60) months after the date of final disbursement of Grant funds.  The Grantee’s failure to meet this requirement will constitute a default by the Grantee resulting in immediate termination of the Grant Agreement, and Grantee will be required to repay one hundred percent (100%) of the Matching Fund Grant to KSTC.  Grantee shall provide a CPA certification of its Kentucky-based status within 30 days of the anniversary date of the date of final disbursement of Grant funds for five (5) years thereafter if specifically requested.  This certification may be submitted with the company post award annual status report.  The Parties agree that the requirement of this Subsection is enforceable beyond the term of the Agreement as stated in Section 1.0.

(j)                                    Compliance with Law.  The Grantee and the PI agree to comply with all applicable federal, state and local laws and regulations regarding civil rights, equal opportunity and affirmative action in their performance of this Grant Agreement. KSTC, DCI, the Cabinet and the Commonwealth of Kentucky assume no responsibility for oversight of Grantee’s compliance with or for Grantee’s failure in complying with any federal, state and local laws and regulations.

5.0                               GRANT PERFORMANCE AND REVIEWS.  The Grantee agrees to require the PI to:

(a)                                 Periodic Review.  Submit to periodic grant progress reviews by KSTC in accordance with applicable state regulations.

(b)                                 Inspections.  Upon KSTC’s request, permit representatives of KSTC to inspect and make copies of any records pertaining to matters covered by this Grant Agreement.

(c)                                  Meetings.  Be available for periodic management and technical review meetings as may be reasonably requested by KSTC.

6.0                               INTELLECTUAL PROPERTY PROVISIONS.

(a)                                 Grantee’s Rights.  All rights and title to all inventions, improvements and/or discoveries, including software, know-how, patent and other intellectual or proprietary property, conceived and/or made by one or more employees of Grantee in the performance of this Grant Agreement shall belong to the Grantee.

(b)                                 Disclosure of Inventions. The Grantee agrees to provide to KSTC a list of all invention disclosures and provisional and regular patent applications, including the filing date, serial number and title, patent number and issue date, for any subject invention in any country in which the Grantee has applied for a patent. If none, a report indicating so shall be provided.

7.0                               ACKNOWLEDGEMENT.

(a)                                 Patents.  The Grantee agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with an award from the Kentucky Cabinet for Economic Development, Department of Commercialization and Innovation, under Grant Agreement KSTC-184-512-07-029 with the Kentucky Science and Technology Corporation.”

(b)                                 Publications and Reports.  Grantee and all its PIs shall acknowledge the Grant received from KSTC in all publications (peer reviewed or non-peer reviewed) and presentations arising out of the work conducted under this Grant Agreement.  The acknowledgement of the Grant shall also be made in all internal and external reports or other reports of any kind. A copy of each such publication or report shall be provided to the KSTC Technical Representative. The acknowledgement shall state: “This technology was supported in part by an award from the Kentucky Cabinet for Economic Development, Department of Commercialization and Innovation, under the Grant Agreement KSTC-184-512-07-029 with the Kentucky Science and Technology Corporation.”

8.0                               EVENTS OF DEFAULT.

8.1                               Each of the following shall constitute an Event of Default under this Grant Agreement:

(a)                                 Unsatisfactory Progress.  If KSTC, in its sole and absolute discretion, determines that Grantee or PI has failed to make satisfactory progress in conducting the work of the Project or otherwise is not in compliance with the requirements and provisions of this Grant Agreement, KSTC may terminate this Grant Agreement immediately upon written notice to Grantee.  Any remaining unexpended and uncommitted funds shall be returned to KSTC.

(b)                                 Bankruptcy, Insolvency of a Business Grantee.  If a Grantee: (1) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; (2) applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for Grantee or any of Grantee’s property; (3) makes a general assignment for the benefit of creditors or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Grantee or for a substantial part of the property of Grantee and is not discharged within thirty (30) days; (4) enters into any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is commenced in respect to Grantee, and if such case or proceeding is not commenced by Grantee, it is consented to or acquiesced in by Grantee or remains for thirty (30) days undismissed; or (5) takes any action to authorize, or in furtherance of, any of the foregoing.

(c)                                  Representations and Warranties.  If any representation or warranty made by Grantee in this Agreement is untrue, false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by Grantee to KSTC is false or misleading in any material respect.

(d)                                 Death or Incapacity of PI.  The death or inability of the PI to perform the work of the Project or to comply with the requirements of this Grant Agreement as a result of sickness or other incapacity of any kind, unless Grantee has complied with the provisions of Subsection 4.(f) above.

(e)                                  Kentucky-based Business.  The Grantee fails to remain a Kentucky-based business or to file Kentucky-based certifications as required by Subsections 4.0 (b) and 4.0 (i)(2).

8.2                               Remedies of KSTC upon Events of Default.  Upon the occurrence of an Event of Default, KSTC, in its sole and absolute discretion, may at any time exercise any one or more of the following rights and remedies (in addition to any other rights or remedies available under this Agreement or applicable law)

(a)                                 Termination.  KSTC may immediately terminate this Agreement at any time upon written notice to the Grantee. In the event of termination by KSTC, any remaining unexpended and uncommitted funds shall be returned to KSTC by Grantee; and/or

(b)                                 Action at Law.  Commence an appropriate legal or equitable action to enforce the Grantee’s performance of the terms, covenants and conditions of this Grant Agreement; and/or

(c)                                  Other Remedies.  KSTC may exercise any other rights or remedies that may be available pursuant to this Grant Agreement or under applicable law.

8.3                               Remedies Cumulative.  All of KSTC’s rights and remedies under this Agreement or applicable law shall be cumulative to the greatest allowable extent.

9.0                               TERMINATION.  Either Party may terminate this Grant Agreement at any time for cause or may terminate without cause upon thirty (30) days written notice to the other Party. In the event of termination, the Grantee shall immediately return to KSTC all unexpended and uncommitted funds received under this Grant Agreement.

10.0                        OTHER PROVISIONS.

(a)                                 Relationship of Parties.  Nothing in this Agreement shall be deemed to create a partnership or joint venture between KSTC, DCI, or Cabinet, and Grantee nor shall KSTC, DCI, or Cabinet be deemed to have made an investment in or a loan to Grantee. Further, nothing in this Grant Agreement shall make either Party, DCI, or the Cabinet, responsible for the debts or obligations of the other or create any relationship between the Parties, DCI or the Cabinet, other than as expressly set forth herein.

(b)                                 Indemnification.  Grantee shall indemnify, defend and hold KSTC,  DCI,  and the Cabinet harmless from and against any and all loss, cost, damage, and expense, including attorney’s fees, incurred in connection with this Grantee’s performance under this Grant Agreement or the operations of the Grantee, including but not limited to all loss as a result of bodily injury, property damage, invasion of privacy or infringement of patents, copyrights or other intellectual property rights.

(c)                                  Authority/No Conflict.  The execution, delivery and performance of this Grant Agreement have been duly authorized by all necessary action, have received all necessary governmental consents or approvals, if any are required, and do not and will not contravene or conflict with any provision of applicable law, the governing documents of Grantee, or any agreement or instrument binding upon Grantee or its properties.

(d)                                 Validity and Binding Nature.  This Agreement is valid, legal and binding obligations of the Grantee, and enforceable against the Grantee in accordance with its respective terms.

(e)                                  Execution of Agreements.  Grantee agrees, upon KSTC’s request, to execute any additional agreements,  documents or other papers of any kind that are convenient or necessary for the implementation of this Agreement.

(f)                                   Waiver; Amendments.  No delay on the part of KSTC in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by KSTC of any right, power, or remedy preclude other or further exercise thereof or the exercise of any other right, power, or remedy. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by KSTC and Grantee. No waiver of, or consent of KSTC with respect to, any provision of this Agreement shall in any event be effective unless it is in writing and signed and delivered by KSTC, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(g)                                  Disclosure.  (1) This agreement does not contain any false or misleading statements of or omissions of any material fact known to the Grantee that materially and adversely affects, or in the future could materially and adversely affect, the business, operations, affairs, or condition, financial or otherwise, of the Grantee that has not been disclosed to KSTC. (2) Grantee warrants that the Grantee is not aware of any actual, potential or perceived conflicts of interest which could conflict in any manner or degree with the performance of this contract. (3) No person having any such conflict of interest shall be employed by Grantee. (4) Grantee shall immediately disclose to KSTC any personal and/or professional or contractual relationships which may cause, or involve, an actual, potential, or perceived conflict of interest.

(h)                                 Notices. All notices, requests, demands, waivers, and other communications given as provided in this Agreement shall be in writing, and shall be addressed as follows:

IF TO KSTC:

Legal Notices:                                                                   Kentucky Science and Technology Corporation
P.O. Box 1049
Lexington, KY 40588-1049
Attn: Kris Kimel, President

Programmatic Issues:                           Kentucky Science and Technology Corporation
P.O. Box 1049
Lexington, KY 40588-1049
Attn: Kenneth Ronald, Program Manager
Via email: kronald@kstc.com

IF TO THE GRANTEE:

Legal Notices:                                                                   AIITranz, Inc.
4080 Weber Way
Lexington, KY 40514
(859) 323-6192
Attn: Audra Stinchcomb

Technical Notices:                                            AIITranz, Inc.
4080 Weber Way
Lexington, KY 40514
(859) 323-6192
Attn: Audra Stinchcomb

Unless otherwise specifically provided in this Agreement, notice hereunder shall be deemed to have been given upon its being deposited in the U.S. Mail, postage prepaid, and addressed as provided above. The Parties hereto may change their respective addresses as provided above by giving written notice of the change to the other Parties hereto as provided in this paragraph.

(i)                                     Costs and Expenses.  Each of the Parties shall bear and be responsible for their respective costs and expenses incurred in connection with the review and preparation of this Grant Agreement and the consummation of the transactions contemplated hereby.

(j)                                    Captions.  Paragraph captions used in this Agreement are for convenient reference only, and shall not affect the interpretation of this Agreement.

(k)                                 Governing Law.  This Grant Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky. All obligations of Grantee and rights of KSTC expressed herein shall be in addition to, and not in limitation of, those provided by applicable law.

(l)                                     Binding Effect.  This Grant Agreement shall be binding upon and shall inure to the benefit of KSTC and Grantee and their respective legal representatives, successors, and assigns.

(m)                             No Third Party Beneficiaries.  Nothing in this Grant Agreement, expressed or implied, is intended to confer any rights upon any person or entity of any kind other than KSTC and Grantee.

(n)                                 Survival of Warranties.  All agreements and representations made by Grantee herein shall survive the execution and delivery of this Grant Agreement and the making of the Grant.

(o)                                 Severability.  If any provision in this Grant Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(p)                                 Counterparts.  This Grant Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by a different Party in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. This Grant Agreement shall become effective upon the execution of a counterpart by each of the Parties.

(q)                                 Further Assurances.  In addition to the acts recited in this Grant Agreement to be performed by the Parties, the Parties shall perform or cause to be performed any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

(r)                                    Time of the Essence.  Time shall be of the essence with respect to the performance by the Parties of their obligations under this Grant Agreement.

(s)                                   Entire Agreement.  This Grant Agreement, including all Exhibits attached and referenced hereto, constitute the entire understanding and agreement of the Parties relative to the subject matter hereof, superseding all previous oral or written understandings and agreements relative to the subject matter hereof.

(t)                                    Construction.  In the construction of this Grant Agreement, the rule of construction that a document is to be construed most strictly against a Party who prepared the same shall not be applied, it being agreed that all Parties have participated in the preparation of the final form of this Grant Agreement.

(u)                                 Assignment.  Neither Party shall have the right to assign or otherwise transfer, in whole or in part, its rights or obligations under this Agreement, except with the prior written consent of the other Party.

(v)                                 Amendments.  The Grant Agreement may be amended only by the written agreement of the Parties hereto. No waiver of any of the provisions of this Grant Agreement shall be valid unless said waiver shall be in writing and signed by the Party against who said waiver is sought to be enforced.

(x)                                 Voluntary Act. EACH OF THE PARTIES ACKNOWLEDGES THAT THEY HAVE THOROUGHLY REVIEWED THIS GRANT AGREEMENT AND ARE ENTERING INTO THE TRANSACTIONS CONTEMPLATED HEREIN AS THEIR FREE AND VOLUNTARY ACT AND NOT IN RELIANCE UPON ANY REPRESENTATION BY THE OTHER PARTY OTHER THAN THOSE SET FORTH HEREIN. GRANTEE ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL AND TAX COUNSEL OF ITS CHOICE REGARDING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AND KSTC HAS ENCOURAGED GRANTEE TO CONSULT LEGAL AND TAX COUNSEL WITH RESPECT HERETO AND TO ASK ANY QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THE OBLIGATIONS CONTAINED HEREIN.

IN WITNESS WHEREOF, the Parties hereto have caused their authorized officials to execute this Grant Agreement as the date set forth below.

KENTUCKY SCIENCE AND TECHNOLOGY CORPORATION

BY:	/s/ Mahendra K. Jain	11/21/07
	Mahendra K. Jain, Vice President, KSTC	Date

BY:	/s/ Kris W. Kimel	11/21/2007
	Kris W. Kimel, President, KSTC	Date

ALLTRANZ, INC

BY:	/s/ Audra Stinchcomb	11/30/07
	Audra Stinchcomb	Date

TITLE:	Principal Investigator

BY:	/s/ Jean Parlanti	11/30/07
Date

TITLE:	Administrative POC
Jean Parlanti

Exhibit H KSTC-184-512-07-029

The guidelines are published in its entirety online and can be found at
http://www.kintera.org/atf/cf/%7B4A887362-9129-4A13-9200-7A21527E3A5A%7D/REVISED SOLICITATION NOTICE FINAL.pdf\

Exhibit B - Program Guidelines
The Kentucky Small Business Innovation Research (SBIR) and Small Business Technology
Transfer Research (STTR) Matching Funds Award Program

A. PROGRAM SUMMARY

The Kentucky SBIR/STTR Matching Funds Award Program is designed to award matching funds to Kentucky-based companies that have been granted a Federal Small Business Innovation Research Program or Small Business Technology Transfer Program (the “Federal SBIR/STTR Program”) Phase I or Phase II award for research in one or more of the five (5) research and development focus areas as defined in the Department of Commercialization and Innovation (DCI) 2002 Kentucky “Strategic Plan for the New Economy.” The five focus areas are: (1) Biosciences; (2) Environmental and Energy Technologies; (3) Human Health and Development; (4) Information Technology and Communications;^) Materials Science and Advanced Manufacturing (DCI Focus Areas).

A company may relocate to Kentucky in order to qualify for the Kentucky Matching Funds Award Program. To qualify as an out-of-state company, the company must submit an application which includes all available documentation, except those related to the Kentucky residency requirements, which must be submitted before any funds are disbursed. A Grant Agreement will be executed, and the Applicant will have a maximum of sixty (60) days from the time of execution of the Grant to relocate and meet all remaining eligibility requirements related to relocation for receiving the award funds or the Grant will be in default. The company must also submit documentation showing acknowledgement from the Federal Agency regarding the move to Kentucky.

The Applicant must relocate to Kentucky before commencing work on the Federal SBIR/STTR Award. If work has commenced before the move to Kentucky, the applicant is not eligible for the Matching Funds Award Program. Also required is a certification that no less than 51% of the Applicant’s property and payroll is in Kentucky and that 51% of the Matching Funds activity will be in the state of Kentucky.

The Federal SBIR/STTR Program is administered by 11 Federal agencies for the purpose of providing research and development funding to small companies. Companies compete for funding under this program by submitting proposals in response to solicitations issued by participating Federal agencies. The Federal SBIR/STTR Program provides for funding competitions in two phases that are relevant to the Kentucky program: Phase I - to conduct feasibility research; and Phase II - to expand and develop Phase I results and develop commercially viable innovations. The Federal SBIR/STTR Program also includes Phase III for commercializing the product or process developed in Phase II using non SBIR/STTR funds. More information about the Federal SBIR/STTR Program may be found at: www.sbirworld.com.